EXHIBIT 10.33
SECOND AMENDMENT TO THE CONSULTING AGREEMENT
This Second Amendment (the "Amendment") to the Consulting Agreement is effective as of July 6, 2013 (the "Amendment Effective Date"), by and between THE MEDICINES COMPANY, a De1aware corporation with its principal place of business located at 8 Sylvan Way, Parsippany, New Jersey 07054 (the "Company") and STRATEGIC IMAGERY, LLC, having an address of 315 South Shore Drive, Sarasota, Florida 34234 (the "Consultant"). The Company and the Consultant shall, at times throughout this Amendment, be referred to individually as a "Party" and collectively as the "Parties".
WHEREAS, the Parties are parties to a certain Consulting Agreement, dated as of July 6, 2012, as amended (the "Original Agreement"); and
WHEREAS, the Parties desire to amend the Original Agreement as more particularly set forth herein.
NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained in this Amendment, and for other good and valuable consideration, the Parties agree that, as of the Amendment Effective Date, the Original Agreement is amended as follows:
1. Section 3.1 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

3.1
The date this Agreement is signed by the last party to sign it (as indicated by the date associated with that party's signature) will be deemed the effective date of this Agreement (the "Effective Date"). If a Party signs fails to date a signature, the date that the other party receives the signing Party's signature will be deemed to be the date that the signing Party signed this agreement, and the other Party may inscribe that date as the date associated with the signing Party’s signature. This Agreement will continue until July 6, 2014 (the "Term"). Thereafter, this Agreement shall be subject to renewal for successive periods, upon the further written agreement of the Parties.

2. Section 4.1 of the Original Agreement is hereby de1eted in its entirety and replaced with the following:

4.1
During the Term of this Agreement, the Company will pay the Consultant hour1y consulting fees in the amount of $500. The total amount payable for the Services under this Agreement shall not exceed in excess of$120,000 during any period of twelve consecutive months without prior written authorization from Company. The Company' s payment of the fees specified in this Agreement constitutes full payment to Consultant for the Services and Consultant shall not receive any other compensation or benefits for the Services. If, however, the Company requests a modification of the Services, the Parties shall agree in writing to adjust the fee accordingly.

2. Capitalized terms used herein but not otherwise defined in this Amendment shall have the meanings provided in the Original Agreement.

3. Except as modified in this Amendment, the remainder of the Original Agreement shall remain in effect. This Amendment shall be deemed to be part of the Original Agreement and, as modified in accordance herewith, the Original Agreement is hereby ratified and declared in full force and effect.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each Party has caused this Amendment to be executed by their respective duly authorized representative as of the date set forth above.

THE MEDICINES COMPANY

By:    /s/ Clive A. Meanwell
Name:    Clive A. Meanwell
Title:    Chairman and Chief Executive Officer

STRATEGIC IMAGERY, LLC

By:    /s/ Robert G. Savage
Name:    Robert G. Savage
Title:    President